                                                                   EXHIBIT(A)(6)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                                 VIASOFT, INC.
                                       AT

                              $8.40 NET PER SHARE
                                       BY

                                 ASG SUB, INC.,
                          A WHOLLY-OWNED SUBSIDIARY OF

                           ALLEN SYSTEMS GROUP, INC.,
                                     AND BY

                                 VIASOFT, INC.
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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
      EASTERN TIME, ON FRIDAY, JUNE 2, 2000 UNLESS THE OFFER IS EXTENDED.
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                                                                     May 4, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated May 4, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by ASG Sub, Inc., a Delaware corporation ("ASG Sub") and a wholly-owned subsidiary of Allen Systems Group, Inc., a Delaware corporation ("Allen Systems"), and Viasoft, Inc., a Delaware corporation (the "Company" and, together with ASG Sub, the "Purchasers"), to purchase all outstanding shares of common stock, $0.001 par value (the "Common Stock"), of the Company, together with the associated preferred share purchase rights issued pursuant to the Company's Rights Agreement (the "Rights" and, together with the Common Stock, the "Shares"), at a purchase price of $8.40 per Share, net to the seller in cash without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2000, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The Offer is a joint tender offer by ASG Sub and the Company to purchase at the Offer Price all Shares tendered pursuant to the Offer, with ASG Sub agreeing to pay for and purchase for not less than a majority of the issued and outstanding Shares (the "Allen Systems Share Number") and the Company agreeing to accept for payment and purchase Shares up to a maximum number of Shares equal to the total number of issued and outstanding Shares, less the Shares otherwise owned by Allen Systems and its subsidiaries and affiliates and less the Allen Systems Share Number (the "Viasoft Share Number").

     Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to EquiServe (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in "THE OFFER -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $8.40 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Offer, the Merger (as defined below) and the Merger Agreement (as defined below) and determined that the terms of each are advisable, fair to, and in the best interests of, the Company and its stockholders, and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated April 27, 2000 (the "Merger Agreement"), among the Company, ASG Sub and Allen Systems pursuant to which, following the consummation of the Offer and in accordance with the Delaware General Corporation Law, and subject to the satisfaction or waiver of certain conditions, ASG Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Allen Systems.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least that number of Shares that constitutes, together with any Shares owned by Allen Systems, 51% of the Shares outstanding on a fully diluted basis. Certain stockholders of the Company who collectively own 1.9% of the Shares outstanding on a fully diluted basis have agreed to tender their Shares in the Offer. The Offer is also conditioned upon the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is subject to certain other conditions. See the Introduction and "THE OFFER -- Conditions to Offer" in the Offer to Purchase.

          6. Any stock transfer taxes applicable to the sale of Shares to the Purchasers pursuant to the Offer will be paid by the Purchasers, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          7. The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern time, on Friday, June 2, 2000, unless the Offer is extended.

          8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Book-Entry Transfer Facility (as described in the Offer to Purchase), pursuant to the procedures set forth in "THE OFFER -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. If you do not instruct us to tender your Shares, they will not be tendered.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchasers are not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchasers become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Purchasers will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer.

     If, after such good faith effort, the Purchasers cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchasers by William Blair & Company, L.L.C. (the Dealer Manager), or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                 VIASOFT, INC.
                                       BY

                                 ASG SUB, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF

                           ALLEN SYSTEMS GROUP, INC.,
                                     AND BY

                                 VIASOFT, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated May 4, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by ASG Sub, Inc., a Delaware corporation ("ASG Sub") and a wholly-owned subsidiary of Allen Systems Group, Inc., a Delaware corporation ("Allen Systems"), and Viasoft, Inc., a Delaware corporation (the "Company" and, together with ASG Sub, the "Purchasers"), to purchase all of the shares of common stock, $0.001 par value (the "Common Stock"), of the Company, together with the associated preferred share purchase rights issued pursuant to the Company's Rights Agreement (the "Rights" and, together with the Common Stock, the "Shares"), of the Company, at a purchase price of $8.40 per Share, net to the seller in cash without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to the Purchasers, or either of them, the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be                                          SIGN HERE
  Tendered:             Shares*

                                                --------------------------------------------
                                                Signature(s)

                                                --------------------------------------------
                                                Please type or print name(s)

                                                --------------------------------------------

                                                --------------------------------------------
                                                Please type or print address

                                                --------------------------------------------
                                                Area Code and Telephone Number

                                                --------------------------------------------
                                                Taxpayer Identification or Social Security
                                                Number

                                                Dated                   , 2000
                                                     -------------------

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* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.